Exhibit 10.14

Equity Joint Venture Contract

of [ o ]

between

China Yellow River Television Station

and

Advertising Networks Limited

May 2008

[Execution Copy]

TABLE OF CONTENTS

Appendix	List of Contributed Assets

Equity Joint Venture Contract

[Execution Copy]

This Equity Joint Venture Contract (this "Contract") is made on this [ o ] of 2008 in Taiyuan, Shanxi Province, the People’s Republic of China (“PRC”).

BETWEEN:

(1)	China Yellow River Television Station (Party A), a PRC television station with its registered address at No. 318, Yingze Avenue, Taiyuan City, Shanxi Province;

and

(2)
Advertising Networks Limited (Party B), a Hong Kong Special Administrative Region of the PRC (Hong Kong) company with its  registered address at 12/F, Ruttonjee House, 11 Duddell ST, Central, Hong Kong.

(Individually, a "Party" and collectively the "Parties")

WHEREAS:

(A)
Party A is a PRC TV station owning Shanxi Yellow River Minsheng Channel and Shanxi Literature Broadcast Channel, and possessing extensive experience, technology and human resources in the development of 3D cartoons for  advertising purposes and computer graphic development;

(B)	Party B is a Hong Kong Company possessing abundant financing and extensive investment and project management experience in advertising development and technical services; and

(C)
The Parties mutually seek the benefits of jointly establishing a Sino-Foreign equity joint venture enterprise (“Company”) in Taiyuan, Shanxi Province to operate development of 3D cartoons for advertising purposes and computer graphic development business:

NOW, THEREFORE, the Parties hereby agree as follows:

SECTION 1       DEFINITIONS

1.1	Unless otherwise provided herein, the following terms shall have the meaning set forth below:

Equity Joint Venture Contract

[Execution Copy]

Affiliate Company
in relation to an entity, means a company:
(1) in which the entity holds, directly or indirectly, at least 10% of the equity interest or voting rights;
(2) which is a subsidiary of the entity’s parent company;
(3) which owns or controls, directly or indirectly, any equity interest or voting rights of the parent company of the entity; or
(4) which is a subsidiary of the parent company of the entity described in (3) above.

Approval Date	means the date of issuance of a document by the Examination and Approval Authority approving this Contract and the Articles of Association, and without making any substantive amendments thereto.

Approvals
means all rights, licenses, permits, approvals, waivers, consents and authorizations which are necessary for the Company to engage in the business activities contemplated in this Contract, including the Business License.

Articles of Association	means the Articles of Association of the Company executed concurrently herewith by the Parties.

Board	means the board of directors of the Company.

Budget	means the annual budget of the Company duly approved or otherwise in effect in accordance with the provisions of this Contract.

Business Day	means any day other than a Saturday, Sunday or other day on which commercial banks in the PRC are required or authorized by Law or executive order to be closed.

Business License
means the business license of the Company issued by SAIC following the approval of this Contract and the Articles of Association without altering in any material respects the Company’s business scope as set forth in Section 3.2(a).

Business Plan	means a rolling five-year business plan for the operation of the Company and that will be updated on an annual basis in accordance with Section 11.

Equity Joint Venture Contract

[Execution Copy]

Confidential Information
means (a) any information of a confidential nature, whether tangible or intangible, concerning the organization, business, technology, finance, transactions, affairs, released or unreleased software or hardware products, marketing or promotion or business policies or practices of any products of the Company or any Party (whether conveyed in written, oral or any other form) and (b) any information or materials of a confidential nature prepared by a Party, its recipients or the Company that contains or otherwise reflects, or is derived from information that is qualified as Confidential Information as described in item (a) above.

Dispute	means any dispute, controversy or claim arising out of, or relating to, this Contract, or the performance, interpretation, breach, termination or validity hereof.

Encumbrance
means (a) any mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, deed of trust, title retention, security interest or other encumbrance of any kind securing, or conferring any priority of payment in respect of, any obligation of any Person, including any right granted by a transaction that, in legal terms, is not the granting of security but that has an economic or financial effect similar to creation of a security that is legally enforceable under applicable Law, any proxy, power of attorney, voting trust agreement, interest, option, right of first offer, negotiation or refusal or transfer restriction in favor of any Person and (b) any adverse claim as to title, possession or use.

Equity Interest	means equity interest in the Company.

Establishment Date	means the date the Business License is issued by SAIC.

Examination and Approval Authority	means the Ministry of Commerce of the PRC and SAIC or their relevant local counterparts that are legally authorized to approve this Contract and the Articles of Association pursuant to PRC Law.

Equity Joint Venture Contract

[Execution Copy]

Feasibility Study Report	means the feasibility study report jointly prepared and executed by the Parties in connection with the establishment and operation of the Company and dated ___ ___, 2008.

Financial Statements	means the PRC Financial Statements and the GAAP Statements.

Foreign Exchange Regulations	means applicable PRC foreign exchange Law.

General Manager	means the general manager of the Company.

Independent Auditor	means the independent auditor of the Company selected by the Board in accordance with Section 12.4.

Intellectual Property
means all letters patent, trademarks, service marks, registered designs, domain names and utility models, copyrights, inventions, Confidential Information, brand names, database rights and business names and any similar rights situated in any country and the benefit (subject to the burden) of any of the foregoing (in each case whether registered or unregistered and including applications for the grant of any of the foregoing and the right to apply for any of the foregoing in any part of the world).

Law
means all applicable laws, regulations, rules and orders of any governmental authority, securities exchange or other self-regulatory body, including any ordinance, statute or other legislative measure and any regulation, rule, treaty, order, decree or judgment.

Person
means an individual, corporation, joint venture, enterprise, partnership, trust, unincorporated association, limited liability company, government or any department or agency thereof, or any other entity.

Registered Capital	means the registered capital of the Company.

Related Party
means (a) any equity interest holder of the Company, (b) any director of the Company, (c) any Senior Manager of the Company (as defined in Section 10.1 below), (d) any relative of an equity interest holder, director or officer of the Company, (e) any Person in which any equity interest holder or any director of the Company has any interest, and (f) any other Affiliate of the Company.

Equity Joint Venture Contract

[Execution Copy]

RMB	means Renminbi, the legal tender of the PRC.

SAFE	means the State Administration of Foreign Exchange of the PRC or its local branches as appropriate to the context.

SAIC	means the State Administration of Industry and Commerce of the PRC or its local branches as appropriate to the context.

Subsidiary	of a Person means any other Person that the relevant Person controls.

Supervisor	means the supervisor of the Company appointed by the Parties.

Total Investment	means the total amount of investment of the Company.

Transaction Documents
means any documents entered into pursuant to PRC Law for the undertaking of the transactions contemplated by the Parties to the cooperation, of which the details and scope will be further covenanted by the Parties.

"US Dollars," "US$" or "$"	means United States dollars, the lawful currency of the USA.

Joint Venture Law	means Sino-foreign Equity Joint Venture Law of the PRC and the implementing regulations issued thereunder, as amended.

Equity Joint Venture Contract

[Execution Copy]

SECTION 2       ESTABLISHMENT OF THE COMPANY

2.1
Establishment.  The Parties hereby agree to establish a Sino-Foreign equity joint venture enterprise [ o ] (Company) in Taiyuan City, Shanxi Province, PRC in accordance with the Joint Venture Law, this Contract and the Articles of Association.

2.2	Name. The name of the Company shall be [ o ] in Chinese, and [ o ] in English. The legal address of the Company shall be [ o ] .

2.3
Limited Liability.  The Company shall be a limited liability equity joint venture company qualified as an enterprise legal person.  The liability of each Party with respect to the Company shall be limited to its contribution to the Company's Registered Capital in accordance with Section 4.2 of this Contract.  Neither Party shall have any liability to any third party in respect of the debts or obligations of the Company.

SECTION 3        GOALS AND SCOPE OF BUSINESS OPERATIONS

3.1	Goals.

The goals in establishing the Company are to:

(a)	strengthen cooperation and exchange between the Parties in the PRC’s advertising cartoon and graphic development technical service sector;

(b)	adopt advanced technology and relevant management methods to promote the modernization of advertising development technology industry in the PRC; and

(c)	obtain increasing economic benefits to enable the Parties to obtain satisfactory profits.

3.2	Business Scope.

(a)	The business scope of the Company shall be the following: design and development of computer graphic, design and development of 3D cartoons, management consultation and technical support.

(b)
The Parties further acknowledge and agree that all the activities specified in Section 3.2(a) shall be conducted within the scope permitted by PRC Law, and the Company shall apply for all necessary licenses and permits from the relevant PRC governmental authorities in order to engage in these activities.

SECTION 4        TOTAL INVESTMENT, REGISTERED CAPITAL AND INCREASE OF REGISTERED CAPITAL

4.1	Total Investment and Registered Capital.

Equity Joint Venture Contract

[Execution Copy]

(a)	The Total Investment shall be RMB270,000,000.

(b)	The Registered Capital shall be RMB 90,000,000.

(c)	The difference between the Total Investment and the Registered Capital can be raised by the Company through provision of shareholder loans by Party B or a third party to the Company.

4.2	Contributions of each Party.

(a)
Party A shall contribute the assets (Contributed Assets, as listed in Appendix) to the Registered Capital of the Company. The valuation of Contributed Assets will be RMB 45,000,00 in accordance with the appraisal report as of ___ ______ 2008, which shall be 50% of the Registered Capital of the Company.

(b)	Party B shall contribute US$ equivalent to RMB 45,000,000which shall be 50% of the Registered Capital of the Company.

(c)
Upon the completion of the appraisal of the assets mentioned above and the Company receives the approval certificate, Party A shall pay 40% of the Contributed Assets within 30 days, while Party B shall make the initial contribution which shall be 40% of its contribution (Party B’s Initial Contribution) in the form of cash in US$ equivalent to RMB 18,000,000 (in accordance with the median foreign exchange rate that is set by the People’s Bank of China on the Payment</fon t> Date)within 30 days.

(d)	Parties shall be responsible for its rest contribution to the Company within 2 years from the Establishment Date, which shall be in the form of assets or US$ cash equivalent to RMB 27,000,000.

4.3	Investment Certificates.

Upon the Parties’ contribution, the Company shall issue to each Party an investment certificate evidencing that the equity interest of the Parties in the Company is 50%, respectively.

4.4	Increase of Registered Capital.

If the Registered Capital is increased pursuant to the terms and conditions of this Contract and applicable laws and regulations, each Party shall have the right (but not the obligation) to subscribe for such portion of the increased Registered Capital such that subsequent to the subscription such Party will maintain the percentage Equity Interest at that it held immediately prior to the relevant increase of the Registered Capital.

Equity Joint Venture Contract

[Execution Copy]

SECTION 5     TRANSFER OF INTEREST

5.1	Limitations on Transfers.

No Party shall sell, give, assign, transfer or otherwise dispose of any Equity Interest or any right, title or interest therein or thereto (each, a "Transfer") to any third party (a "Transferee") or otherwise create or permit or suffer to be created or exist (whether by operation of law or otherwise) any Encumbrance over any Equity Interest held by it or any right, title or interest therein or thereto for the benefits of any third party without the prior written consent of the other Party, except as expressly permitted by this Section 5.  Any purported Transfer or Encumbrance in violation of this Section 5 shall be null and void, and the Company and the Parties shall not register or recognize any such Transfer or Encumbrance.

5.2	Lockup.

The Parties acknowledge and agree that each Party is investing in the Company because of the management, skill, resources and expertise that the other Party will continuously bring to the Company. Accordingly, and notwithstanding what is otherwise provided, the Parties agree that without the prior written consent of the other Party, each Party shall not Transfer or impose any Encumbrance over any Equity Interest.

5.3	Compliance.

Notwithstanding any other provisions of this Contract, no Transfer may be made unless:

(a)
the Transferee has agreed in writing to be bound by the terms and conditions of this Contract and the Articles of Association, which may be amended and restated to the extent that the Parties and the Transferee agree to such amendments;

(b)	the Transfer complies in all respects with the other applicable provisions of this Contract, the Articles of Association and other relevant legal documents designated by the Parties; and

Equity Joint Venture Contract

[Execution Copy]

(c)
any Transferee of a Party’s Equity Interest, pursuant to a Transfer permitted under this Contract, shall also hold the Transferring Party’s rights with respect to the portion of the Equity Interest so transferred.

5.4	Right of First Offer.

(a)
Unless otherwise provided in this Contract, if either Party (the "Transferring Party") (i) proposes to Transfer any of its Equity Interest (a "Proposed Transfer"), (ii) the Transferring Party receives an offer to acquire any of its Equity Interest and proposes to accept such offer (a "Proposed Acceptance"); or (iii)  if either Party is dissolved, terminated or liquidated, the other Party shall have a right of first offer (the "Right of First Offer") with respect to such Transfer as provided in this Section 5.4, except for the equity transfer of Party B to its Affiliates in accordance with Section 5.4(f).

(b)
In the case of a Proposed Transfer, the Transferring Party shall send a written notice to the other Party, which notice shall state (i) the name of the Transferring Party, (ii) the Equity Interest percentage to be Transferred, (iii) the price in cash that the Transferring Party is prepared to accept for the Offered Interest and (iv) the other terms and conditions of the proposed Transfer.

In the case of a Proposed Acceptance, the Transfer Notice shall state (i) the name of the Transferring Party, (ii) the name and address of the proposed transferee, (iii) the Equity Interest percentage to be Transferred, (iv) the amount and form of the proposed consideration for the Transfer and (v) the other terms and conditions of the proposed Transfer.  In the event that the proposed consideration for the Transfer in a Proposed Acceptance includes consideration other than cash, the Transfer Notice shall include a calculation of the fair market value of such consideration and an explanation in reasonable detail of the basis for such calculation, together with documentation reasonably evidencing such calculation and explanation.  The notice sent by the Transferring Party pursuant to this Section 5.4 (b) shall be referred to as the "Transfer Notice", the non-Transferring Parties shall be referred to as the "Offerees", the proposed Equity Interest percentage to be Transferred shall be referred to as the "Offered Interest", and the proposed consideration in cash (including the fair market value of any non-cash consideration) shall be referred to as the "Offer Price".

(c)
For a period of 30 days after delivery of a Transfer Notice (the "Offer Period"), each Offeree shall have the right, exercisable through the delivery of an Acceptance Notice as provided in Section 5.4(d), to purchase up to its Offered Interest at a purchase price equal to the Offer Price upon the other terms and conditions set forth in the Transfer Notice, provided that if one Party is restricted from purchasing its pro rata proportion of the Offered Interest due to legal or regulatory reasons, then it shall have the right to nominate a third party to purchase such Offered Interest and provided, further, that even where the proposed consideration offered by a third party in a Proposed Acceptance includes non-cash consideration, the Offeree shall at all times be able to pay the purchase price in cash.  If the Transferring Party and the Offeree cannot agree within 20 days after delivery of the Transfer Notice on the fair market value of such non-cash consideration, then such fair market value shall be determined in accordance with Section 22.2 of this Contract (Dispute Resolution).  In such event, the 30-day period set forth in this Section 5.4(c) and the six-month period set forth in Section 5.4(f) shall be tolled until the arbitration proceedings are completed.

Equity Joint Venture Contract

[Execution Copy]

(d)
The Right of First Offer of the Offeree under Section 5.4(c) shall be exercisable by delivering written notice of exercise (an "Acceptance Notice") within the Offer Period to the Transferring Party. An acceptance Notice shall include a statement of the Equity Interest to be purchased by such Offeree. An Acceptance Notice shall be irrevocable and shall constitute a binding agreement by such Offeree to purchase the Offered Interest determined in accordance with Section 5.4(c).  The failure of an Offeree to give an Acceptance Notice within the Offer Period shall be deemed to be a waiver of such Offeree's Right of First Offer subject to Sections 5.4(e) and 5.4(f).

(e)
In the case of the Transfer of Offered Interest, and without limiting the right of each Party to exercise the Right of First Offer pursuant to this Section 5.4, at the sole discretion of the other Party, it may Transfer the Offered Interest with the Transferring Party on a pro rata basis and in accordance with their shareholding percentage in the Company (“Co-Sale Right”). If the Transferring Party , a third party (in the case of a Proposed Transfer), or the proposed Transferee identified in the Transfer Notice (in the case of a Proposed Acceptance) does not accept the ’ Co-Sale Right, the Transfer of such Offered Interest shall be void and of no force or effect for all purposes.

(f)
Unless (i) the Offerees elect in the aggregate to purchase all of the Offered Interest pursuant to Sections 5.4(c) and 5.4 (d), or (ii) the other Party elects to exercise its Co-Sale Right pursuant to Section 5.4(e), the Transferring Party may Transfer all of the Offered Interest to a third party (in the case of a Proposed Transfer) or the proposed Transferee identified in the Transfer Notice (in the case of a Proposed Acceptance) on the terms and conditions set forth in the Transfer Notice; provided, however, that (i) such sale is bona fide, (ii) the price for the sale to the Transferee is a price not less than the Offer Price and the sale is otherwise on terms and conditions no less favorable to the Transferring Party than those set forth in the Transfer Notice, (iii) the Transfer is made within six months after the giving of the Transfer Notice and (iv) the Transferee agrees not to compete with the Business conducted by the Company or any subsidiary of the Company or by any Party (or such Party's Affiliate).  If such a Transfer does not occur within such six-month period for any reason, the restrictions provided for herein shall again become effective, and no Transfer of Equity Interest may be made by the Transferring Party thereafter without again making an offer to the other Party in accordance with this Section 5.4, as appropriate.

Equity Joint Venture Contract

[Execution Copy]

5.5	Further Assurances.

(a)
If any Party proposes to Transfer its Equity Interest in compliance with the provisions of this Section 5, the other Party shall promptly cause the directors on the Board appointed by it to vote in favor of a resolution approving such Transfer.  If any director does not vote in favor of such resolution, the Party that appointed such director shall promptly remove and replace such director and cause the newly appointed director to vote in favor of the resolution approving such Transfer.

(b)
The Party transferring its Equity Interest and the transferee shall enter into an equity interest transfer contract with respect to the Transfer of the relevant Equity Interest.  The Parties shall, within 14 days thereafter amend this Contract and the Articles of Association to reflect the respective Equity Interests held by the Parties and the Transferee subsequent to the completion of such equity interest transfer contract.  The Parties shall cause the Company to apply to the relevant governmental authorities for approval of the Transfer and the amendments to this Contract and the Articles of Association within 21 days of the execution of the equity transfer contract.  The Parties shall, and shall cause the Company to, promptly execute all such further documents and perform all such further acts as the transferring Party may reasonably require constituting the Transferee as the legal and beneficial owner of the interest Transferred free from any and all Encumbrances.

Equity Joint Venture Contract

[Execution Copy]

SECTION 6       RESPONSIBILITIES OF THE PARTIES

6.1	Responsibilities of Party A

In addition to its responsibilities set forth elsewhere in this Contract, the Party A shall perform the following duties:

(a)
to submit this Contract, the Articles of Association, the Feasibility Study and all other relevant documents to the Examination and Approval Authority for their examination and approval and to obtain all the Approvals from the relevant governmental authorities in connection with the establishment of the Company and the performance of the obligations of all the Parties hereunder and to assist the Company in obtaining from the appropriate PRC governmental authority the Business License, registering the Company with the appropriate PRC tax authorities and to assist the Company in obtaining and maintaining in force all licenses, permits, consents, authorizations, approvals and agreements that are necessary for the Company to conduct its goals, business operations and business objectives in accordance with the terms of this Contract;

(b)	fulfill its obligations, and ensure that its Affiliates fulfill their obligations, as set forth in the Transaction Documents to which it is, and/or they are, a party or parties;

(c)
assist the Company in developing its business based upon its established contacts and relationships with commercial enterprises, and coordinate and liaise with government agencies for the maintenance of permits, licenses and other qualifications;

(d)	appoint in a timely manner members of the Board as specified in Section 8.1(b);

(e)
cause its representatives on the Board to implement the Budget and the approved Business Plan, to act in the Company's best interests and to perform and take all actions in accordance with this Contract, the Articles of Association, the Feasibility Study, the Transaction Documents and the intent of the Parties;

(f)
assist the Company in obtaining and maintaining in force throughout the Joint Venture Term (as defined in section 17.1(a) below) (and any extension thereof) all Approvals and agreements that are necessary for the Company to achieve its goals and business objectives and conduct the business of the Company in accordance with the terms of this Contract, the Articles of Association and the Transaction Documents including the necessary Approvals from the Examination and Approval Authority;

Equity Joint Venture Contract

[Execution Copy]

(g)
assist the Company in applying for and obtaining any preferential treatment in tax, customs, foreign exchange or other areas that are available or may become available under any preferential policy in accordance with Law; and

(h)	assist the Company in other matters as requested by the Board.

6.2	Responsibilities of Party B.

In addition to its responsibilities set forth elsewhere in this Contract, Party B shall perform the following duties:

(a)
use its best efforts to help obtaining Approvals from the relevant governmental authorities in connection with the establishment of the Company and the performance of the obligations of all the Parties hereunder, obtaining from the appropriate PRC governmental authority of the Business License, registering of the Company with the appropriate PRC tax authorities and obtaining and maintaining in force of licenses, permits, consents, authorizations, approvals and agreements that are necessary for the Company to conduct its goals, business operations and business objectives in accordance with the terms of this Contract;

(b)	make its contribution in the form and manner and at the times required by this Contract and the Articles of Association;

(c)	fulfill its obligations, and ensure that its Affiliates fulfill their obligations, set forth in the Transaction Documents to which it is, and/or they are, a party or parties;

(d)	appoint in a timely manner members of the Board as specified in Section 8.1(b).

(e)	nominate in a timely manner candidates to serve as the General Manager Company's and financial manager;

(f)
cause its representatives on the Board to implement the Budget and the approved Business Plan, to act in the Company's best interests and to perform and take all actions in accordance with this Contract, the Articles of Association, the Feasibility Study, the Transaction Documents and the intent of the Parties;

(g)	use reasonable efforts to assist the Company with respect to content sourcing, business development, financial management, strategic development, corporate governance and fundraising; and

Equity Joint Venture Contract

[Execution Copy]

(h)	assist the Company in other matters as requested by the Board.

SECTION 7       CONFIDENTIAL INFORMATION,  PUBLICITY, INTELLECTUAL PROPERTY RIGHTS AND ACCESS

7.1	Confidentiality.

(a)	A Party that receives any Confidential Information during the Joint Venture Term and five years from its expiry ("Receiving Party") shall:

(i)	keep the Confidential Information confidential;

(ii)
not disclose the Confidential Information to any Person other than with the prior written consent of the Company or the Party that disclosed such Confidential Information, as the case may be, or in accordance with Sections 7.1(b) and 7.1(d); and

(iii)	not use the Confidential Information for any purpose other than the performance of its obligations under this Contract or in accordance with Section 7.1(d).

(b)
The Receiving Party may disclose the Confidential Information to its directors, Senior Managers (as defend in Section 10.1 below), employees, agents, consultants, advisors, licensees, contractors, partners (“Representatives”) Subsidiaries, Affiliates and the respective Representatives of its Affiliates (collectively, the "Recipients") to the extent that it is necessary for the purposes of this Contract.

(c)
Each Party shall use its best efforts to ensure that each Recipient is made aware of, and complies with, all of the Receiving Party's confidentiality obligation herein as if such Recipient were a party to this Contract.  Each Party shall use its best efforts to ensure that the Company shall comply with all of the Receiving Party's confidentiality obligation herein as if the Company were a party to this Contract.

(d)	The provisions of this Section 7.1 shall not apply to:

(i)
Confidential Information that is or becomes generally available to the public other than as a result of disclosure by, or at the direction of, a Party, any of its Recipients or the Company in violation of this Contract;

Equity Joint Venture Contract

[Execution Copy]

(ii)
disclosure to the extent required under applicable Law or the rules of any stock exchange (including, without limitation, disclosure to relevant regulatory bodies); provided that such disclosure shall be limited merely to the extent required by applicable Law or the rules of any stock exchange, and, to the extent practicable, the Party or the Company, as the case may be, that is the proprietor of the Confidential Information subject to such disclosure shall be given an opportunity to review and comment on the contents of the disclosure before it is made;

(iii)
disclosure to the extent required by applicable Law or judicial or regulatory process or in connection with judicial or arbitration process regarding any legal action, suit or proceeding arising out of, or relating to, this Contract; provided that such disclosure shall be limited merely to the extent required by applicable Law or judicial or regulatory process;

(iv)
use of Confidential Information concerning the Company by the Receiving Party after the termination of this Contract in accordance with the provisions hereof where the Receiving Party is legally permitted to continue to operate, whether directly or indirectly, and whether or not in cooperation with any other Person or any other Party, the business of the Company; and

(v)
disclosure by any Party to any Person that is a potential purchaser of any or all of the equity interest of the Company held by such Party or is a potential purchaser or subscriber of the shares or interests of such Party, if the recipient has agreed in writing to obligations of confidentiality substantially similar to those contained in this Section 7.1.

7.2
No Announcements.  No Party shall make any announcement about the Company, this Contract or any other Party in relation to the Company, this cooperation or the business of the Company without the prior written consent of the other Party.  Notwithstanding the above, Party B may announce or disclose, at its sole discretion, some or all of the aforesaid information to its affiliated party(s) (including but not limited to the investors of funds affiliated with Party B, auditors and banks of Party B and/or its affiliated party(s)). Any of the Parties may at any time make announcements that are required by applicable Law, regulatory bodies or stock exchange or stock association rules, so long as the Party so required to make the announcement, promptly upon learning of such requirement, notifies in writing the other Party of such requirement and discusses with the other Party in good faith the exact wording of any such announcement and takes precautionary measures to prevent disclosure of confidential information to the maximum extent permitted.

Equity Joint Venture Contract

[Execution Copy]

7.3
Intellectual Property Rights.  Any Intellectual Property rights, produced, created or developed by the Company or by any other Person on behalf of or for the benefit of the Company (including any employee of the Company in the execution of his responsibilities or primarily using the resources of the Company) shall be the sole property of the Company.

7.4
Access.  The Company shall grant to each Party and its agents, full access, upon reasonable prior notice and during normal business hours, to the premises and books and records of the Company, and shall instruct Senior Managers (as defined in Section 10.1 below) and employees of the Company to give promptly all information as a Party may reasonably request.  For the avoidance of doubt, the information provided by the Company shall be deemed Confidential Information and the receiving Party shall comply with the provisions of Section 7.1.

SECTION 8       BOARD OF DIRECTORS

8.1	The Board.

(a)
The Board shall be established on the Establishment Date and shall hold its first meeting within 30 days thereafter.  At the first meeting, the Board shall adopt the Initial Business Plan and appoint the General Manager and financial manager who are designated by Party B.

(b)
The Board shall initially consist of five directors, two of whom shall be appointed by Party A (“Party A’s Directors"), and three of whom shall be appointed by Party B ("Party B’s Directors").  The term of office of the directors shall be three years, renewable upon reappointment by the appointing Party.  The Parties agree to cause the Company to file for the record with the Examination and Approval Authority any change of director appointed by any Party, if required by Law. If a director is removed, becomes incapacitated, dies, resigns, or otherwise ceases to be a director, the Party that appointed the director shall appoint a new director to serve for the remainder of the former director’s term of office.

(c)
The Board shall have one chairman ("Chairman") with a term of three years.  The Chairman shall be appointed by Party A with Party B’s prior written consent. If the Chairman is unable to attend any meeting of the Board, the Chairman may assign any other director to preside over the meeting.

Equity Joint Venture Contract

[Execution Copy]

(d)
The Board shall be the highest authority of the Company and shall direct the overall supervision and control of the business of the Company.  The Board shall decide all matters of major importance to the Company.  The resolutions of the Board shall be adopted in accordance with this Contract, the Articles of Association and applicable PRC Law.

(e)
The Chairman shall be the legal representative of the Company for the purpose of service of process and within the scope expressly authorized by the Board.  The Chairman shall have the powers and responsibilities set forth in the Articles of Association.

(f)	The Company shall pay all reasonable expenses incurred by the directors in attending a Board meeting, including traveling expenses and accommodation.

(g)
The Company shall indemnify each director against all claims and liabilities incurred by reason of his being a director of the Company; provided that the director's acts or omissions giving rise to such claim or liability did not constitute intentional misconduct or a violation of criminal Law.  In addition, the Company reserves the right to pursue any claims against directors who cause the Company to incur unauthorized claims or liabilities.

8.2	Meetings.

(a)
Regular meetings of the Board shall be convened at least once every calendar quarter.  Meetings shall be convened and presided over as provided in the Articles of Association.  Not less than 10 days’ notice shall be given to all directors, provided, however, that less than 10 days’ notice may be given if approved by all directors.  Special meetings of the Board shall be convened by the Chairman at any time on the motion of at least two directors or the Foreign Director.  The minutes of all Board Meetings shall be kept on file by the Company.

(b)	Three directors present in person or by proxy throughout the entire meeting shall constitute a quorum for all meetings of the Board. Each director has one vote. The Chairman has no casting vote.

Equity Joint Venture Contract

[Execution Copy]

8.3	Voting.

(a)
Decisions with respect to those matters that are required by Law at the time the relevant resolution is adopted to be approved by unanimous approval of the Board shall require the unanimous approval of the Board.  As at the date of this Contract, the following matters require the unanimous approval of the Board:

(i)	increases or decreases in the Registered Capital or any transfer of any Party's interest in the Company;

(ii)	merger, division or change in the form of organization of the Company;

(iii)	suspension of the business operation of the Company, dissolution of the Company or the extension of the Joint Venture Term (as defined in Section 17.1);

(iv)	mortgage of assets of the Company; and

(v)	amendment of the Articles of Association.

(b)	Decisions with respect to all other matters that require approval of the Board shall be adopted if they receive the affirmative votes of a simple majority of the directors.

SECTION 9       SUPERVISOR

9.1	Supervisor

(a)	The Company shall not have a board of supervisors, but a supervisor shall be jointly appointed by the Parties.

(b)	The term of the Supervisor shall be 3 years, renewable upon reappointment by the Parties.

(c)
If the position of the Supervisor becomes vacant for any reason, the Parties shall jointly appoint a successor to serve out the remainder of the term. Where either Party finds that the Supervisor has violated PRC laws and regulations, or any provision of this Contract or the Articles of Associations, practiced favoritism or fraud, breached the Company’s by-laws and rules, or is unable to perform all of his duties, or at the Parties’ sole discretion, the Parties may at any time jointly remove the Supervisor and appoint another Supervisor as his successor. Appointments and removals shall be filed with the Examination and Approval Authority and registered with the SAIC to the extent required by law.

Equity Joint Venture Contract

[Execution Copy]

(d)	The Supervisor shall not concurrently hold the position of director or Senior Managers in the Company.

9.2	Authorities of Supervisor

(a)	monitor the financial affairs of the Company;

(b)
supervise the actions of the directors and Senior Managers (as defined in Section 10.1 below), and bring forward proposals for the removal of any director or Senior Manager that violates any law, administrative regulation, the Contract or any resolution of the Broad;

(c)	demand any director or Senior Manager to rectify acts that has injured the interests of the Company; and

(d)	bring forward any other proposals to the Parties.

9.3	Liability of the Supervisor

(a)	The independent and personal actions of Supervisor are not binding on the Company.

(b)
The Supervisor is immune from personal liability for the actions in carrying out his/her duties as a supervisor, unless the actions violate the Contract, Articles of Association, PRC laws and the law governing the supervisor.

SECTION 10       MANAGEMENT OF THE COMPANY

10.1	Senior Managers.

The management organization of the Company shall consist of the following senior managers ("Senior Managers"): one General Manager, one financial manager (Financial Manager) and other officers that the Board may designate from time to time as being necessary for the operation of the Company.  Without the prior permission of the Board, no Senior Manager shall be simultaneously employed by or seconded to any company other than the Company.

Equity Joint Venture Contract

[Execution Copy]

(a)	The general manager shall be designated by Party B and appointed by the Board. The initial general manager shall be [ o ] .

The general manager shall have the following powers:

(i)	implementing the business plan approved by the Board;

(ii)	formulating the rules and regulations of the Company;

(iii)	implementing the resolutions of the board of directors;

(iv)
executing, and if necessary, authorizing other Senior Mangers to  execute business contracts that do not exceed RMB￥  [ o ] (contracts that exceed RMB￥ [ o ] shall be signed jointly by the Chairman or his/her agent and the authorized representative that is approved by unanimous approval of the Board );

(v)	reporting the Company’s operation to the Board on a regular basis, including submitting a quarterly written business report;

(vi)	drafting the annual budget plan and submit to the Board for approval;

(vii)	hiring or dismissing other employees and draft the employment terms and welfare plans of the Senior Managers and all the employees, and submit to the Board for approval, and

(viii)	implementing all other matters authorized by the Board within the scope of their authorized power.

(b)	The Financial Manager shall be appointed by Party B.

(c)
The Board shall have the right to dismiss any other Senior Manager for any reason at any time.  If the General Manager or any of the other Senior Managers resigns, or is dismissed, or dies or becomes incapacitated, his successor shall be nominated and appointed in the same manner as stated in Section 10.1 above.

(d)
The Senior Managers shall have no liability to the Company (and the Company shall indemnify them for any liabilities to third parties) for any acts performed in their official capacity except for such acts which constitute willful misconduct, fraud, gross negligence or violations of Law.

Equity Joint Venture Contract

[Execution Copy]

10.2	Financial Manager

The Financial Manager shall be responsible for and manage the financial and accounting work of the Company and shall examine and sign the financial plans, credit plans, accounting reports, and major expenditures of the Company.  The Financial Manager shall keep true and accurate records and accounts and prepare quarterly financial reports for the Board and other periodic financial statements as required by the Board or applicable PRC Law.  Such reports and statements shall be prepared in Chinese and English.  Both language versions shall have equal validity.  The expense associated with any required translation shall be borne by the Company.  The Financial Manager shall be the officer authorized to use the Company's financial seal.

10.3	Quarterly Operational Reviews and Monthly Updates.

Every three months, the Company shall convene an operational meeting with representatives of Party B to review the business and operations of the Company.  During each calendar month in which such an operational review meeting does not take place, the Company shall convene a monthly update meeting with representatives of Party B, which update meeting shall be shorter in duration, and less formal, than an operational meeting, and which may take place by way of a conference call or other similar means.  The purpose of the monthly update meeting is for the General Manager (and any other relevant Senior Manager) to update Party B of any material events relating to the Company.

10.4	Ethical Business Practices.

(a)
Each of the Parties agrees that the Company shall be managed in accordance with the highest international business ethical standards and that no director of the Board, Senior Managers, other employees of the Company will be permitted to engage in any act which violates applicable Law relating to corruption, bribery, fraudulent behavior or any other criminal activity.

(b)
The Company and its Senior Managers, directors, employees and agents shall engage only in legitimate business and ethical practices in commercial operations and in relation to government authorities.  Neither the Company nor any of its Senior Managers, directors, employees or agents shall pay, offer, promise or authorize the payment, directly or indirectly, of any funds or anything of value to any official or employee of (or any person acting in an official capacity for or on behalf of) any government (including any department or agency), or state-owned or administered company or entity, public international organization, political party (or candidate or member of such party) for the purpose of influencing any act or decision of such official or of the government to obtain or retain business, or direct business to any Person (any such act, a "Prohibited Payment").  A Prohibited Payment does not include the payment of reasonable and bona fide expenditures, such as travel and lodging expenses, which are directly related to the promotion, demonstration or explanation of products or services, or the execution or performance of a contract with a government authority or agency thereof; provided that such payments are permissible under Law.

Equity Joint Venture Contract

[Execution Copy]

(c)
Each of the Parties hereby represents to the other Parties that, in connection with the performance of its obligations under this Contract and the Articles of Association, including those responsibilities detailed at Section 6 of this Contract, such Party, and its owners, directors, employees and agents, have not, and will not, pay, offer, promise or authorize, directly or indirectly, any Prohibited Payment.

(d)
The Parties represent and warrant that they shall take such steps as may be appropriate to ensure that the Company complies with the provisions of this Section, which steps shall include the adoption and implementation of policies and procedures to ensure compliance with anti-bribery and anti-corruption Laws.

SECTION 11       BUDGETS AND BUSINESS PLAN

11.1	Initial Business Plan.

Each Party shall cause the director(s) appointed by it to vote at the first meeting of the Board to adopt a resolution approving the Initial Business Plan.  If any director does not vote in favor of such resolution, the Party that appointed such director shall promptly remove and replace such director and cause the newly appointed director to vote in favor of such resolution.

11.2	Preparation of the Budget and Updating of Business Plan.

During the Joint Venture Term, the financial manager shall be responsible for preparing and updating the Business Plan on an annual basis (if deemed necessary by the Board) and for preparing an annual budget and the operational strategy and plan for the Company for each Financial Year.  Not less than two months prior to the commencement of each Financial Year during the Joint Venture Term, or such other time as agreed by the Parties, the financial manager shall submit an annual budget to the Board for its approval in accordance with Section 8.3.

Equity Joint Venture Contract

[Execution Copy]

11.3	Failure to Agree.

If the Board is unable to agree on the annual budget submitted by the financial manager prior to the commencement of a particular Financial Year ("Relevant Financial Year"), the Company shall be operated in the Relevant Financial Year in accordance with the Budget for the Financial Year immediately preceding the Relevant Financial Year with an increase of 10% in all budgeted amounts.

SECTION 12       FINANCIAL, ACCOUNTING AND AUDITING SYSTEM

12.1	Financial and Accounting System.

The financial and accounting system of the Company shall be formulated and adopted by the Board based on the recommendations of the Financial Manager and shall be in accordance with the provisions of relevant officially published PRC Law, the particular circumstances of the Company and, to the extent permitted by applicable Law, those methods and principles that are consistent with international accounting standards and the operating and financial procedures and requirements of the Parties ("Financial and Accounting System").  The Financial and Accounting System, and changes thereto, shall be filed with the relevant PRC government departments for record.

12.2	Financial Year.

The financial year of the Company ("Financial Year") shall begin on January 1 and end on December 31 of each year; provided, however, that the first Financial Year of the Company shall commence on the Establishment Date and end on December 31 of that calendar year and the final Financial Year of the Company shall end on the date of dissolution of the Company.

12.3	Financial Matters and Reporting.

(a)
All accounting vouchers, receipts, statements and account books of the Company shall be maintained at the Company's legal address and shall be written in Chinese with English language notes appended thereto.

(b)
The Company shall use the RMB as its accounting unit.  Cash, bank deposits and funds in other currencies, as well as outstanding claims and debts, gains, expenses and so forth in other currencies, shall be recorded in the actual currency in which they are acquired, incurred, received or disbursed, and converted into RMB for accounting purposes.

Equity Joint Venture Contract

[Execution Copy]

(c)
The Company shall open RMB and foreign currency accounts with duly licensed financial institutions.  The Company may also open foreign currency accounts outside of the PRC in accordance with the Foreign Exchange Regulations.

(d)
The Company shall adopt the internationally used accrual basis and debit and credit accounting system in the keeping of accounts and to the extent permitted by applicable Law, those methods and principles that are consistent with international accounting standards.

(e)
The Company shall prepare financial statements in accordance with the Financial and Accounting System approved by the Board ("PRC Financial Statements"). The PRC Financial Statements shall be prepared in Chinese and English (both language versions having the same legal validity), shall be true and complete and shall fairly represent the financial position of the Company as of the date of each such statement and the results of operations for the fiscal period covered thereby.

(f)
The Company shall also prepare financial statements in a form acceptable under the US general accepted accounting principles ("GAAP Statements").  GAAP Statements shall be prepared in English and shall be derived from and reconciled with the PRC Financial Statements.

(g)
The Company shall submit quarterly and annual Financial Statements to the Board within 20 Business Days after the last day of each calendar quarter or calendar year.  An annual audit of the books and statements of the Company shall be made by the Independent Auditor, and reports of the audit shall be delivered to the Board and the Parties within three (3) months after the last day of each calendar year.

(h)	The Company shall submit the annual PRC Financial Statements and the annual audit report of the Company to the finance and taxation authorities and to other governmental departments.

(i)
The Company shall also prepare and submit monthly management accounts for the Company to each Party within 7 days after the end of each calendar month, such monthly accounts to be prepared in English and in a form acceptable under the international accounting standards.

Equity Joint Venture Contract

[Execution Copy]

(j)	The Company shall make allocations from its after-tax profits to the Three Funds in such amount decided by the Board in accordance with applicable Law.

12.4	Independent Auditor.

The Board shall select an Independent Auditor to audit the Financial Statements of the Company and perform such other accounting and financial duties as required by PRC Law and the Board.  The Independent Auditor selected by the Board shall be a Sino-foreign joint venture accounting firm registered in the PRC that is capable of performing accounting work meeting both PRC domestic accounting standards and international accounting standards and the procedures and requirements of the Parties. The initial auditor shall be PwC. If the Board determines that the Independent Auditor is unable to meet such standards, it may replace such Independent Auditor or retain another auditor, at the Company's expense, to supplement or adjust the work of the Independent Auditor or to perform specific accounting or auditing tasks.

12.5	Audits by the Parties.

Each Party shall have the right at any time to retain independent accountants to audit the books and records of the Company at its own expense (unless the results of any such audit are significantly different from that conducted by the Independent Auditor and are accepted by the Board, in which case the expense shall be borne by the Company).  The Company shall extend full cooperation to any such accountants and shall allow them full access to the books and records of the Company.

12.6	Taxes.

(a)	The Company shall pay taxes in accordance with the relevant officially published PRC Law.

(b)
The Parties shall apply to obtain the benefits for the Company, the Parties and all of their personnel of all of the applicable tax exemptions, reductions, privileges and preferences that are now or in the future become obtainable under the Law of the PRC and under any applicable treaties or international agreements to which the PRC may now be or may hereafter become a party.

(c)
The depreciation period for the fixed assets of the Company shall be decided by the Board and reported to the tax authorities in accordance with the relevant provisions of PRC Law.  If accelerated depreciation is desired, the Company shall apply to the relevant tax authorities for approval of accelerated depreciation for the assets in question.

Equity Joint Venture Contract

[Execution Copy]

SECTION 13       FOREIGN EXCHANGE

13.1	Foreign Exchange Matters.

All foreign exchange matters of the Company shall be handled in accordance with the provisions of the Foreign Exchange Regulations and the relevant officially published PRC Law.

13.2	Foreign Exchange Accounts.

The foreign exchange funds of the Company shall be transferable into the PRC and deposited in the foreign exchange account or accounts established by the Company with approved financial institutions within or outside of the PRC in accordance with the Foreign Exchange Regulations.  All foreign exchange payments of the Company shall be paid out of the above-mentioned foreign exchange accounts in accordance with the Foreign Exchange Regulations after the payment of any PRC taxes that may be applicable.  Any fees or costs (other than taxes) relating to the remittance abroad of such payments shall be borne by the Company.

SECTION 14       PROFITS DISTRIBUTION

14.1	Profits Distribution Policy.

The profits distribution policy of the Company shall be determined by the Board and based on the IFRS Statements. The distribution ratio is 50% to each Party respectively.

SECTION 15       STAFF, WORKERS AND TRADE UNION

15.1	Employment Policies of the Company.

(a)
Such matters as the employment, transfer, dismissal, resignation, wages, welfare benefits, labor insurance, labor protection and labor discipline of the staff and workers of the Company shall be handled according to applicable PRC Law.

(b)
The Company shall sign individual labor contracts with each of its staff and workers.  The form of the individual labor contract shall be filed with the Labor Bureau for the record if required by applicable Law.

Equity Joint Venture Contract

[Execution Copy]

(c)
The Company shall have the right directly to recruit, hire and dismiss staff and workers.  In all cases, the Company shall employ only those staff and workers who are sufficiently qualified for employment, as determined through examinations, and staff and workers may be hired provisionally for a probationary period.

(d)
The salaries and welfare and other benefits of all personnel of the Company shall be determined by the Board in accordance with the principles set forth herein.  All personnel shall receives salaries and welfare and other benefits from the Company commensurate with their expertise and experience and in accordance with the assumptions set forth in the Business Plan.

(e)
The Company shall have the right to impose the sanctions of warnings, demerits and salary reductions on the staff and workers who violate the rules and regulations and labor discipline of the Company in accordance with the applicable Law of the PRC.  When the circumstances are serious, they may be dismissed.  The dismissal of staff and workers shall be reported to the local labor department for the record.

(f)
Such matters as the welfare benefits, bonuses, labor protection and labor insurance of the staff and workers shall be determined by the General Manager based on the recommendations of the Financial Manager according to the specific circumstances of the Company and with reference to relevant officially published PRC Law, and shall be stipulated in the individual labor contracts and various rules of the Company.

(g)
In order to promote the economic strength of the Company and reward productivity and effective management, the Company may, consistent with the profitability of the Company, from time to time increase the wages of staff and workers and provide bonuses to any staff and workers commensurate with their efforts, expertise and experience.  Increases in wages and bonuses shall be determined by the Board upon the joint recommendation of the General Manager and the Financial Manager.

15.2	Trade Union.

(a)
For so long as required by PRC Law, the staff and workers of the Company shall have the right to establish a trade union organization and conduct trade union activities in accordance with applicable PRC Law.

Equity Joint Venture Contract

[Execution Copy]

(b)
The trade union of the Company shall represent the interests of the staff and workers.  Its tasks shall be to safeguard the rights and interests of the staff and workers in accordance with PRC Law, to assist the Company in its planning and rational utilization of its bonus and welfare funds, to organize staff and workers in political, professional, scientific and technical studies, to organize cultural and sports activities, and to educate the staff and workers to observe labor discipline and work hard to fulfill the economic tasks of the Company.

(c)
For so long as required by applicable PRC Law, the Company shall pay each month an amount equal to two percent of the total amount of the actual wages received by the PRC staff and workers of the Company for such month into the Company's trade union fund for such trade union's use in accordance with the relevant procedures of the PRC for the management of trade union funds.

SECTION 16       INSURANCE

16.1	Insurance.

The Parties shall ensure that the Company shall keep insured at all times and maintain insurance policies in a sufficient amount and with such coverage as are generally maintained by companies of the same standing and in the same industry in the PRC.  Such policies shall be sufficient to cover liabilities that the Company may reasonably be considered at risk in the course of their respective business.  The insurance shall be in the name of the Company, as applicable, and any other Person having an insurable interest in the property of the Company, as the case may be.

SECTION 17       TERM, TERMINATION AND LIQUIDATION

17.1	Joint Venture Term.

(a)	The term of operations of the Company ("Joint Venture Term") shall be thirty years commencing on the Establishment Date.

(b)
Prior to expiration of the Joint Venture Term, or any extension thereof, the Parties may agree to extend such term, subject to approval by the Examination and Approval Authority and the relevant requirements of Law.  Negotiations for such extension shall begin not later than one year prior to the expiration of the Joint Venture Term (or extension thereof) of the Company and, subject to the successful conclusion of such negotiations, an application for extension shall be filed with the Examination and Approval authority not later than six months prior to the expiration of the Joint Venture Term.

Equity Joint Venture Contract

[Execution Copy]

17.2	Termination.

(a)
The Company shall be dissolved and this Contract terminated in accordance with the procedures set forth in the Articles of Association, the Joint Venture Law and other relevant PRC Laws if any of the conditions or events set forth below shall occur and be continuing:

(i)	upon the motion of any Party, if the Parties agree to dissolve the Company;

(ii)
upon the motion of any Party, if the Company sustains losses significantly in excess of those estimated in the Budget in two consecutive years as a result of an Event of Force Majeure, making it impossible for the Company to operate;

(iii)	upon the motion of any Party, if any Party is unable to perform any of its material obligations under this Contract for six consecutive months or more as the result of an Event of Force Majeure;

(iv)
upon the motion of the non-breaching Party, if any PRC Party fails to perform any of its material obligations under this Contract or any of the Transaction Documents and such failure is not cured by the breaching party within one month of the delivery of a written notice stating specifically the manner in which the breaching Party has failed to perform and if, in the reasonable opinion of the non-breaching Party, such non-performance defeats the economic objectives of this Contract and of the establishment of the Company or creates a material risk of loss to the non-breaching Party or the Company, or materially and adversely affects the value of the non-breaching Party's interest in the Company;

(v)
upon the motion of any affected Party, if any government authority having authority over the Company requires any provision of this Contract or any of the Transaction Documents to be revised in such a way as to cause significant adverse consequences to the Company or any Party;

Equity Joint Venture Contract

[Execution Copy]

(vi)	upon the motion of any Party, if either of the conditions set forth below fail to be fulfilled within 90 days after the execution date of this Contractor at any time thereafter;

(1)	all of the Transaction Documents have been signed by the parties thereto and have become effective in accordance with the provisions thereof;

(2)	the Company has received and obtained all Approvals which are required for the Company to perform the business activities contemplated by this Contract;

(vii)
upon the motion of any of the non-bankrupt Parties, if a Party  becomes bankrupt, is the subject of proceedings for liquidation or dissolution, ceases to carry on business or becomes unable to pay its debts as they become due.

(viii)	upon the business license not being issued within 100 days after the execution date of this Contract

(b)
Upon the motion of a Party to dissolve the Company pursuant to Section 17.2(a), the Parties shall cause their representatives on the Board to unanimously adopt a resolution to dissolve the Company.  The Board shall apply to the Examination and Approval Authority for approval of such dissolution.

(c)
After the Board resolves to dissolve the Company, the Company and the Parties shall take all reasonable steps to accomplish such dissolution in accordance with relevant, officially published and publicly available Laws.

SECTION 18       LIQUIDATION PROCEDURES

18.1	Liquidation of the Company.

(a)
Upon the adoption by the Board of a motion to dissolve the Company, the Board shall immediately take steps to dissolve the Company and liquidate its assets in accordance with the then applicable PRC Law and the provisions of this Contract and the Articles of Association.

Equity Joint Venture Contract

[Execution Copy]

(b)
If the termination of the Company results from its merger, consolidation or other business combination with another Person, the Assets and liabilities of the Company shall be transferred, assumed and valued as provided in the contractual arrangements with respect to such merger, consolidation or other business combination and applicable PRC Laws.

18.2	Liquidation Committee.

(a)
Upon the early termination of the Company, the Board shall formulate liquidation procedures and principles, publish an announcement of the liquidation in accordance with relevant regulations, provide written notice of the liquidation to creditors of the Company and establish a liquidation committee ("Liquidation Committee").  The Liquidation Committee shall be composed of five members. Party A shall have the right to appoint two members and Party B shall have the right to appoint three members of the Liquidation Committee.  Within ten Business Days after the Board adopts a motion to dissolve the Company, each Party shall deliver a notice to the other Parties stating the names of the members that it has appointed to the Liquidation Committee pursuant to its right set forth in this Section 18.2(a) and shall attach to such notice documentation evidencing that each such member has consented to serve on the Liquidation Committee.  If any Party ("Non-Appointing Party") fails to deliver such notice within such ten Business Day period, then such Party shall forfeit its right to appoint any members to serve on the Liquidation Committee and each Party that has delivered such a notice shall have a proportional right to appoint the remaining members to the Liquidation Committee such that the total number of members shall equal five.  Each member shall have one vote.  A quorum for convening a meeting of the Liquidation Committee shall be five members.  If such quorum is not present within one hour after the time appointed for the commencement of the meeting, the meeting shall be adjourned to such place and time (which is at least ten days later or such earlier date as shall be agreed by all of the members of the Liquidation Committee) as the members who did attend shall decide.  If a quorum is not present within one hour after the time appointed for such adjourned meeting, any number of members of the Liquidation Committee shall constitute a quorum.  All decisions of the Liquidation Committee shall be adopted by simple majority vote.  The Company shall deliver to each member of the Liquidation Committee written notice of each meeting of the Liquidation Committee at least ten Business Days prior to the date of such meeting or such shorter period as agreed by all of the members of the Liquidation Committee.

Equity Joint Venture Contract

[Execution Copy]

(b)
The tasks of the Liquidation Committee shall be to conduct a thorough survey of the property, claims and debts of the Company, draw up a balance sheet and inventory of assets, propose a basis for the valuation of the Company and formulate a liquidation plan, all of which shall be implemented after it has been submitted to and adopted by the Board and shall also be submitted to the Examination and Approval Authority for the record.

(c)	During the period of liquidation, the Liquidation Committee shall represent the Company in any legal proceeding.

(d)
The liquidation expenses and the remuneration to the members of the Liquidation Committee shall be paid with priority from the existing assets of the Company. The remaining proceeds shall be paid in the following order: (i) wages and labor insurance fees of the staff and workers, (ii) state taxes, and (iii) other liabilities, and (iv) to the Parties in accordance with the principle in 18.2 (e).

(e)
If the Parties decide to liquidate the Company in accordance with this Contract, after the statutory expenses and all the unpaid debts to the third parties are paid, any remaining proceedings shall be distributed in a pro rata basis in accordance with the shareholding percentages of the Parties..

(f)
 After the liquidation of the Company is completed, the Liquidation Committee shall promptly submit a report thereon to a meeting of the Board for approval and submission to the Examination and Approval Authority for the record.  The Liquidation Committee shall then carry out the procedures for turning in the Company's business license and canceling its registration at SAIC, and at the same time, make a public announcement of such actions.

SECTION 19       AMENDMENT AND MODIFICATION OF THE CONTRACT

19.1	Amendment.

Amendments to this Contract must be made by a written agreement signed by each Party in both Chinese and English texts, each of which shall have equal validity and legal effect, and shall be submitted to the Examination and Approval Authority for approval before they can become effective.

Equity Joint Venture Contract

[Execution Copy]

19.2	Changes in Law.

If, after the date this Contract is signed, any central or local government organ of the PRC makes any change in any provision of any PRC Law, including amendment, supplementation or repeal of an existing Law, or introduction of a different interpretation or method of implementation of an existing Law (each, a "Change"), or promulgates a new Law (each, a "New Provision"), the following shall apply:

(a)
If a Change or a New Provision is more favorable to the Company or any of the Parties than the relevant Law in effect on the date this Contract was signed (and the other Party is not materially and adversely affected thereby), the Company and the Parties shall promptly apply to receive the benefits of such Change or New Provision.  The Company and the Parties shall use their best efforts to cause such application to be approved.

(b)
If, after the Approval Date and because of such Change or New Provision, the economic benefits of the Company or of any Party under this Contract are materially and adversely affected, directly or indirectly, then this Contract shall continue to be implemented in accordance with its original terms.  If the adverse effect on the Company's or on any Party's economic interests cannot be resolved pursuant hereto, upon notice by the affected Party to the other Party, the Parties shall consult promptly and make all such amendments to this Contract as are required to maintain the affected Party's economic benefits hereunder provided that such amendments shall be made without prejudicing the other party, or at least by equitably adjusting the benefits for each Party.

SECTION 20       LIABILITY FOR BREACH OF CONTRACT

20.1	Breach of Contract.

Subject to the provisions of this Section 20, a Party shall be in breach of this Contract (a) if it fails to perform, or suspends its performance of, its obligations under this Contract, and if it does not commence correction of such failure within 30 days, and complete such correction within 60 days, of receipt of written notice thereof from any other Party or the Company, which notice must specify the nature of the alleged breach in reasonable detail; or (b) if any of the representations and warranties made by such Party is untrue or inaccurate in any material respects.

20.2	Liability for Breach of Contract.

Equity Joint Venture Contract

[Execution Copy]

(a)
If the Company or a Party suffers any cost, liability or loss, including lost profits of the Company but not including any other consequential losses of whatsoever nature, as a result of a breach of this Contract by any Party, the Party in breach shall indemnify and hold the Company and the non-breaching Party or Parties harmless in respect of any such cost, liability or loss, including interest paid or lost as a result thereof and attorneys' fees.

(b)
Without limiting the generality of the foregoing, each Party ("Indemnifying Party") shall indemnify, defend and hold harmless the other Party and the Company ("Indemnified Party") from and against all claims, losses, liabilities, damages, deficiencies, judgments, assessments, fines, settlements, costs or expenses (including interest, penalties and fees, loss of profits by the Company, expenses and disbursements of attorneys, experts, personnel and consultants incurred by any Indemnified Party in any action or proceeding between the Indemnifying Party and any Indemnified Party or between any Indemnified Party and any third party, or otherwise) based upon, arising out of, relating to or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Indemnifying Party contained in this Contract or in any documents or other evidence delivered by the Indemnifying Party pursuant to this Contract.

SECTION 21       FORCE MAJEURE

21.1	Occurrence and Consequences of an Event of Force Majeure.

(a)
A Party that cannot perform its obligations under this Contract ("Hindered Party") in full or in part as a direct result of an event that is unforeseeable by the Hindered Party and of which the occurrence and consequences cannot be prevented or avoided by the Hindered Party, such as earthquakes, typhoons, floods, fires and other natural disasters, wars, insurrections and similar military actions, civil unrest and strikes, slowdowns, epidemics, embargoes, expropriation, injunctions or other restraints and actions of government (provided that the government entity involved is not the department in charge of the Hindered Party or its Affiliate) ("Event of Force Majeure"), shall not be deemed to be in breach of this Contract if all of the following conditions are met:

(i)	the Event of Force Majeure was the direct cause of the stoppage, impediment or delay encountered by the Hindered Party in performing its obligations under this Contract;

Equity Joint Venture Contract

[Execution Copy]

(ii)	the Hindered Party used its best efforts to perform its obligations under this Contract and to reduce the losses to the other Party or to the Company arising from the Event of Force Majeure; and

(iii)
at the time of the occurrence of the Event of Force Majeure, the Hindered Party informed the other Party and the Company, providing written information on such event within ten Business Days of its occurrence, including a statement of the reasons for the delay in implementing or partially implementing this Contract.

(b)
If an Event of Force Majeure shall occur, the Parties shall discuss and decide whether this Contract should be amended in light of the impact of the event upon the implementation hereof, and whether the Hindered Party should be partially or fully freed from its obligations hereunder.

SECTION 22       GOVERNING LAW AND DISPUTE RESOLUTION

22.1	Governing Law.

The formation, validity, interpretation, execution, amendment and termination of and settlement of disputes under this Contract shall all be governed by the officially published and publicly available Laws of the PRC.  When the officially published and publicly available Laws of the PRC do not cover a certain matter, international legal principles and practices shall apply.

22.2	Dispute Resolution.

(a)
Any Dispute shall be resolved through friendly consultation.  Such consultation shall begin immediately after one Party has delivered to the other Party a written request for such consultation stating specifically the nature of the Dispute.  If within 30 days following the date on which such notice is delivered the Dispute cannot be resolved, the Dispute shall be referred to, and finally resolved by, arbitration upon the request of any Party with notice to the other Party.

(b)
The arbitration shall be conducted in Beijing under the auspices of China International Economic Trade Arbitration Commission and in accordance with its currently effective rules.  However, if such rules are in conflict with the provisions of this Section 22, the provisions of this Section 22 shall prevail. The arbitration proceedings shall be conducted in English and Chinese.

Equity Joint Venture Contract

[Execution Copy]

(c)	The arbitral award shall be final and binding upon the Parties.

(d)
In order to preserve its rights and remedies, any Party shall be entitled to seek preservation of property in accordance with Law from any court of competent jurisdiction or from the arbitration tribunal pending the final decision or award of the arbitration tribunal.  During the period when the Dispute is being resolved, except for the matters being disputed, the Parties shall in all other respects continue their implementation of this Contract.

(e)
Each Party irrevocably consents to the service of process, notices or other papers in connection with or in any way arising from the arbitration or the enforcement of any arbitral award, by use of any of the methods and to the addresses set forth for the giving of notices in Section 24.5.  Nothing contained herein shall affect the right of any Party to serve such processes, notices or other papers in any other manner permitted by applicable Law.

SECTION 23       REPRESENTATIONS AND WARRANTIES

23.1	Representations and Warranties of the Parties.

Each Party represents and warrants to the other Party, with respect to itself, on the signing date of this Contract, as follows:

(a)
Such Party is a legal entity duly organized, validly existing and in good standing under the laws of the PRC, in the case of Party A, and under the laws of HK, in the case of Party B, and has the corporate power and lawful authority to own or possess, lease and operate its assets and to carry on its business as now being and as previously conducted.

(b)
Such Party has the full legal right, power and authority required to enter into this Contract and to perform fully its obligations hereunder.  This Contract has been duly authorized, executed and delivered by each Party and, assuming the due authorization, execution and delivery by the other Party and approval by the Examination and Approval Authority, constitutes the valid and binding obligation of each Party enforceable against it in accordance with its terms.

Equity Joint Venture Contract

[Execution Copy]

(c)
Except for the requirements for the obtaining of a Foreign Investment Enterprise Approval Certificate and issuance of the Business License and as otherwise set forth in this Contract, no filings with, notices to, or license, permits, consents, authorizations, qualifications, orders or other approvals of any governmental body or any other Person are necessary to be obtained by such Party for its execution, delivery and performance of this Contract or for the establishment of the Company.

(d)	Such Party is, has been and will continue to be in compliance with all applicable Law of its home jurisdiction and does not know of any circumstances that would be a breach of such Law.

(e)
Neither the execution of this Contract, nor the performance of such Party's obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of the memorandum and articles of association, business license or by-laws of such Party, as the case may be, or any law, rule, regulation, authorization or approval of any government agency or body, or of any contract or agreement to which such Party is a party or is subject (including, in the case of Party B, contracts existing on the date of this Contract relating to Party B' other investments in the PRC).

(f)
As of the date of this Contract, there is no lawsuit, arbitration or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such Party, threatened against such Party with respect to the subject matter of this Contract or that would affect in any way such Party's ability to enter into or perform this Contract.

(g)
All documents, statements and information of or derived from any governmental body in the possession of such Party relating to the transactions contemplated in this Contract have been disclosed to the other Party, and no document previously provided by such Party to any other Party contains the untrue statement of material fact or omits to state any material fact necessary in order to make the statements contained therein not misleading.

23.2	Representations and Warranties about the Contribution Assets Status of Party A

Except for those disclosed to Party B, Party A has full ownership upon the Contributed Assets. No Encumbrance has been established upon the Contributed Assets. Party A has not established any mortgage, pledge and any other assurance.

Equity Joint Venture Contract

[Execution Copy]

SECTION 24       EFFECTIVENESS OF THE CONTRACT AND MISCELLANEOUS

24.1
Articles of Association.  The Articles of Association have been concluded in accordance with the various principles stipulated in, and in the form attached to, this Contract and are an integral part of this Contract.

24.2
Approval of Contract and Articles of Association.  This Contract and the Articles of Association shall be submitted to the Examination and Approval Authority and shall come into force on the Approval Date.

24.3
Survival.  The agreements of the Party contained in Section 7, 20, 22, and this Section 24.3shall continue to survive after the expiration or termination of this Contract and the dissolution of the Company.

24.4	Language. This Contract is written in Chinese in six counterparts.

24.5
Notices.  Each notice, demand or other communication given, delivered or made under this Contract shall be in writing and delivered or sent to the relevant Party or Parties at the address or fax number set out below (or such other address or fax number as the addressee has by ten days' prior written notice specified to the other Party).

If to the Party A: China Yellow River Television Station

Attention:	Mr. Jia Bin
Telephone Number:	(86)-0351-8302574
Fax:	(86)-0351-4042780
Address:	No. 318, Yingze Avenue, Taiyuan City,
Shanxi Province;

If to  Party B: 广告网络有限公司(Advertising Networks Limited)

Attention:	Mr. Li Shuangqing
Telephone Number:	(86)-010-84549851
Fax:	(86)-010-84477246
Address:	Suite A-16E, Oriental Kenzo, No. 48,
Dongzhimenwai Avenue, Dongcheng District, Beijing.

Each notice, demand or other communication to be given, delivered or made pursuant to this Section 24.5 shall be deemed so given, delivered or made (i) if sent by registered or certified mail within one country on the third Business Day after such notice, demand or communication, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (ii) if sent by registered or certified mail to another country on the tenth Business Day after such notice, demand or communication, addressed as above provided, is delivered to a post office and a receipt therefor is issued thereby, (iii) if sent by courier or personnel delivery, when such notice, demand or communication is delivered to the appropriate address as above provided, and (iv) if sent by facsimile, when such notice, demand or communication is transmitted to the appropriate facsimile number as above provided and the relevant report for the successful transmission is given.

Equity Joint Venture Contract

[Execution Copy]

24.6
Severability.  In the event any one or more of the provisions contained in this Contract should be held under any applicable Law to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

24.7
Waiver.  No waiver of any provision of this Contract shall be effective unless set forth in a written instrument signed by the Party waiving such provision.  No failure or delay by a Party in executing any right, power or remedy under this Contract shall operate as a waiver thereof, nor shall any single or partial exercise of the same preclude any further exercise thereof or the exercise of any other right, power or remedy.  Without limiting the foregoing, no waiver by a Party of any breach by any other Party of any provision hereof shall be deemed to be a waiver of any subsequent breach of that or any other provision hereof.

24.8	Interpretation.

(a)	"Include," "including," "are inclusive of" and similar expressions are not expressions of limitation and shall be construed as if followed by the words "without limitation."

(b)
References to any government ministry, agency, department or authority shall be construed as references to the duly appointed successor ministry, agency, department or authority of such ministry, agency, department or authority where the context permits.

(c)	A reference in this Contract to a document "in the agreed form" is to a document agreed by the Parties and initialed by them for identification purposes as of the date of this Contract.

   [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

Equity Joint Venture Contract

[Execution Copy]

IN WITNESS WHEREOF, the Parties have caused their respective representatives to execute this Contract as of the date first above written.

China Yellow River Television Station (Company Seal)

By:
Name:
Title:

(Advertising Networks Limited)

By:
Name:
Title: Chairman

By:
Name: Li Shuangqing
Title: CEO

Equity Joint Venture Contract

[Execution Copy]

APPENDIX

LIST OF CONTRIBUTED ASSETS

Equity Joint Venture Contract